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                                                                   EXHIBIT 11.01
                                 ALUMAX INC.

                   CALCULATION OF EARNINGS PER COMMON SHARE
                   (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)




                                                                                    Three Months Ended
                                                                            --------------------------------
                                                                                        March 31,
                                                                            --------------------------------
                                                                             1997                       1996
                                                                             ----                       ----


Primary earnings per common share

      1.  Net earnings  . . . . . . . . . . . . . . . . . . . . . . . .     $   26.7                  $ 95.4

      2.  Deduct - Series A Convertible
             Preferred dividends  . . . . . . . . . . . . . . . . . . .            -                    (2.3)
                                                                            --------                  ------

      3.  Earnings applicable to common shares  . . . . . . . . . . . .     $   26.7                  $ 93.1
                                                                            ========                  ======

      4.  Average primary shares outstanding  . . . . . . . . . . . . .         55.8                    45.5
                                                                            ========                  ======

      5.  Primary earnings per common share
             (line 3 divided by line 4)   . . . . . . . . . . . . . . .     $   0.48                  $ 2.04
                                                                            ========                  ======

Fully diluted earnings per common share

      6.  Earnings applicable to common shares  . . . . . . . . . . . .     $   26.7                  $ 93.1

      7.  Add - Series A Convertible Preferred dividends  . . . . . . .            -                    (2.3)
                                                                            --------                  -------

      8.  Earnings applicable to common shares  . . . . . . . . . . . .     $   26.7                  $ 95.4
                                                                            ========                  ======

      9.  Average fully diluted shares outstanding  . . . . . . . . . .         55.8                    55.2
                                                                            ========                  ======

     10.  Fully diluted earnings per common share
             (line 8 divided by line 9)   . . . . . . . . . . . . . . .     $   0.48                  $ 1.73
                                                                            ========                  ======





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